EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 6 to the Registration Statement of Eaton Vance Variable Trust (1933 Act File No. 333-44010) of my opinion dated February 25, 2005, which was filed as Exhibit (i) to Post-Effective Amendment No. 4.

/s/ Frederick S. Marius Frederick S. Marius, Esq.

April 27, 2006 Boston, Massachusetts